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                                 EXHIBIT 23.1


                       Consent of Deloitte & Touche LLP

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                                                                Exhibit 23.1


INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in the Registration Statement of EPL Technologies, Inc. on Forms S-3 (Nos. 333-42185 and 333-09719) and on Forms S-8 (Nos. 333-4306, 333-9795 and 333-42047) of our report dated February 27,
1998 (March 13 as to Note 18) appearing in the Annual Report on Form 10-K of EPL Technologies, Inc. for the year ended December 31, 1997.





DELOITTE & TOUCHE LLP
Philadelphia, PA

March 30, 1998